Exhibit 10.1

SEVENTH AMENDMENT TO

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

This SEVENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), effective as of August 10, 2016, is entered into by and among ENSERVCO CORPORATION, a Delaware corporation (“Enservco”), DILLCO FLUID SERVICE, INC., a Kansas corporation (“Dillco”), and HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company (“Heat Waves”) (Enservco, Dillco and Heat Waves, and each Person joined to the Credit Agreement (as defined below) as a borrower from time to time, each, a “Borrower” and collectively, “Borrowers”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as the sole Lender on the date hereof, and PNC, as Agent for the Lenders (in such capacity, “Agent”), with reference to the following facts:

RECITALS

A.     The parties to this Amendment have entered into an Amended and Restated Revolving Credit and Security Agreement dated as of September 12, 2014, as amended by the Consent and First Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of February 27, 2015, the Second Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of March 29, 2015, the Third Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of July 16, 2015, the Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement and First Amendment to Amended and Restated Pledge and Security Agreement dated as of October 19, 2015, the Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of December 31, 2015, and the Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of March 29, 2016 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders provide certain credit facilities to Borrowers;

B.     Any and all initially capitalized terms used in this Amendment without definition shall have the respective meanings assigned thereto in the Credit Agreement;

C.     Borrowers have requested Agent and the Lenders amend certain provisions of the Credit Agreement as more fully set forth herein; and

D.     Agent and the Lenders are willing to make such amendments to the Credit Agreement, in accordance with, and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.01         New Definitions. The following definitions are hereby added to Section 1.2 of the Credit Agreement in the appropriate alphabetical order:

“Sale-Leaseback Transaction” shall have the meaning set forth in Section 6.17 hereof.

“New Eligible Existing Equipment Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“Sale-Leaseback Availability Block” shall mean (a) prior to consummation of the Sale-Leaseback Transaction, $0, and (b) at all times following consummation of the Sale-Leaseback Transaction, $1,000,000.

“Seventh Amendment Effective Date” shall mean August 10, 2016.

1.02         Amendment to Section 1.2 of the Credit Agreement. The definition of “Financial Covenant Period” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Financial Covenant Period” means the period commencing on the earlier of: (a) July 1, 2017, and (b) the first date on which Borrowers fail to satisfy the Undrawn Availability covenant set forth in Section 6.5(c) hereof, and shall continue each day thereafter through the Term of this Agreement.

1.03        Amendment to Section 2.1(a)(y)(ii) of the Credit Agreement. Section 2.1(a)(y)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii)     up to 85%, subject to the provisions of Section 2.1(b) hereof, of the appraised net orderly liquidation value of Eligible Existing Equipment, as evidenced by an equipment appraisal satisfactory to Agent in its Permitted Discretion, (the “Eligible Existing Equipment Advance Rate”); provided that the Eligible Existing Equipment Advance Rate shall decrease by 0.5% per month, commencing on the first day of the month immediately following the Seventh Amendment Effective Date, until the Eligible Existing Advance Rate is equal to 80% (the “New Eligible Existing Equipment Advance Rate”); provided further, that the New Eligible Existing Equipment Advance Rate shall continue to decrease by 0.5% per month, commencing on the first day of the month immediately following the Eligible Existing Equipment Advance Rate equaling 80%, until such time as Agent receives an updated equipment appraisal, at which point the New Eligible Existing Equipment Advance Rate shall re-set to 80% and continue to be subject to the 0.5% per month reduction described above in this proviso; plus

1.04       Amendment to Section 2.1(a)(y) of the Credit Agreement. Section 2.1(a)(y) of the Credit Agreement is hereby amended by replacing the “.” at the end of clause (v) with “, minus”, and adding new clause (vi) immediately following clause (v), to read as follows:

(vi)     the then applicable Sale-Leaseback Availability Block.

1.05        Amendment to Section 2.1(a)(y) of the Credit Agreement. The last paragraph of Section 2.1(a)(y) of the Credit Agreement is hereby amended and restated in its entirety as follows:

The amount derived from (x) Section 2.1(a)(y)(i), plus Section 2.1(a)(y)(ii), plus Section 2.1(a)(y)(iii), minus (y) Sections 2.1(a)(y)(iv), (v), and (vi) at any time and from time to time shall be referred to as the “Formula Amount.” The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

1.06       Amendment to Section 6.5 of the Credit Agreement. Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.5     Financial Covenants.(a)     Fixed Charge Coverage Ratio. Commencing on the date on which the Financial Covenant Period begins and measured as of the end of the fiscal quarter immediately following the date on which the Financial Covenant Period first begins and as of the end of each fiscal quarter end thereafter during the Financial Covenant Period, Borrowers will cause to be maintained as of the last day of each such fiscal quarter (the “compliance test date” as used in this Section 6.5), a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00 in respect of each compliance test date. For the purpose of this covenant, the Fixed Charge Coverage Ratio shall be determined on the basis of Adjusted EBITDA for the trailing four-quarter period ended on the applicable quarterly compliance test date.

(b)     Leverage Ratio. Commencing on the date on which the Financial Covenant Period begins and measured as of the end of the fiscal quarter immediately following the date on which the Financial Covenant Period first begins and as of the end of each fiscal quarter end thereafter during the Financial Covenant Period, Borrowers will maintain as of the end of each fiscal quarter a ratio of Funded Debt to Adjusted EBITDA of not greater than 3.50 to 1.00. For the purpose of this covenant, the Leverage Ratio shall be determined on the basis of Adjusted EBITDA for the trailing four-quarter period ended on the applicable quarterly compliance test date.

(c)     Undrawn Availability. Cause to be maintained at all times during the period commencing on the Seventh Amendment Effective Date through and including June 30, 2017, tested each day, Undrawn Availability of not less than the applicable amount set forth below opposite the measurement date set forth below:

Measurement date:	Undrawn Availability
August 1, 2016 through and including August 31, 2016	$3,223,000
September 1, 2016 through and including September 30, 2016	$771,000
October 1, 2016 through and including October 31, 2016	$658,000

November 1, 2016 through and including November 30, 2016	$773,000
December 1, 2016 through and including December 31, 2016	$3,371,000
January 1, 2017 through and including January 31, 2017	$3,056,000
February 1, 2017 through and including February 28, 2017	$3,517,000
March 1, 2017 through and including March 31, 2017	$3,304,000
April 1, 2017 through and including April 30, 2017	$2,539,000
May 17, 2017 through and including May 31, 2017	$2,209,000
June 1 through and including June 30, 3017	$1,622,000

1.07       Amendment to Article VI of the Credit Agreement. Article VI of the Credit Agreement is hereby amended to add new Section 6.17 immediately following Section 6.16 thereto, to read as follows:

6.17     Sale-Leaseback Transaction. On or before December 31, 2016, deliver evidence to Agent that the sale-leaseback transaction, substantially as reflected in the third party materials provided to Agent on or about the Seventh Amendment Effective Date, has been consummated, which such sale-leaseback shall result in net proceeds to Borrowers of an amount not less than the amount included in forecast assumptions provided to Agent (such transaction, the “Sale-Leaseback Transaction”).

ARTICLE II
Conditions Precedent

2.01        Closing Conditions. This Amendment shall become effective as of the day and year first set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)	Amendment. The Agent shall have received from Borrowers this Amendment, duly executed by Borrowers and by PNC, as Agent and as the sole Lender as of the Amendment Effective Date;

(b)

Fees and Expenses. (a) The Agent shall have received from the Borrowers an amendment fee in an amount equal to $200,000, which such fee shall be deemed fully earned and non-refundable on the Amendment Effective Date, and such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, and (b) the Agent’s counsel shall have received from Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment;

(c)	Default. After giving effect to this Amendment, no Default or Event of Default shall exist; and

(d)

Representations and Warranties. The representations and warranties set forth herein must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

ARTICLE III
Miscellaneous

3.01        Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or in any Other Document and any related agreements to which any Borrower is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Agreement, the Other Documents or any related agreement is true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, other than representations and warranties relating to a specific earlier date, and in such case such representations and warranties are true and correct in all material respects as of such earlier date.

3.02        Authority. Each Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder and under the Other Documents (as amended or modified hereby). This Amendment has been duly executed and delivered by such Person, and this Amendment constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (a) are within such Person’s corporate, limited liability company or limited partnership powers (as applicable), have been duly authorized by all necessary company or partnership (as applicable) action, are not in contravention of law or the terms of such Person’s operating agreement, bylaws, partnership agreement, certificate of formation, articles of incorporation or other applicable documents relating to such Person’s formation or to the conduct of such Person’s business or of any material agreement or undertaking to which such Person is a party or by which such Person is bound, (b) will not, in any material respect, conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents which have been duly obtained, made or compiled prior to the date hereof and which are in full force and effect or except those which the failure to have obtained would not have, or could not reasonably be expected to have, a Material Adverse Effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Borrower or Guarantor under the provisions of any material agreement, charter document, operating agreement or other instrument to which any Borrower or Guarantor is a party or by which it or its property is a party or by which it may be bound.

3.03        No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

3.04        References to the Credit Agreement. The Credit Agreement, each of the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended by this Amendment.

3.05        Credit Agreement Remains in Effect. The Credit Agreement and the Other Documents remain in full force and effect, and Borrowers ratify and confirm their agreements and covenants contained therein. Borrowers hereby confirm that, after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

3.06        Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to modify any of their respective rights and remedies under the Other Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

3.07        Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

3.08        Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

3.09        Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

3.10        Expenses of Agent. Borrowers agree to pay on demand all costs and expenses reasonably incurred by Agent in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the costs and fees of Agent’s legal counsel.

3.11        NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

ENSERVCO CORPORATION,
a Delaware corporation

By:
Name: Rick D. Kasch
Title: President

DILLCO FLUID SERVICE, INC.,
a Kansas corporation

By:
Name: Rick D. Kasch
Title: President

HEAT WAVES HOT OIL SERVICE LLC,
a Colorado limited liability company

By:
Name: Rick D. Kasch
Title: Manager

Seventh Amendment to Amended and Restated Revolving Credit and Security Agreement

AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:
Name: Mark Tito
Title: Vice President

SOLE LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:
Name: Mark Tito
Title: Vice President

Seventh Amendment to Amended and Restated Revolving Credit and Security Agreement